EXHIBIT 99.1
FGI INDUSTRIES ANNOUNCES
FIRST QUARTER 2026 RESULTS
EAST HANOVER, N.J., May 14, 2026 – FGI Industries Ltd. (Nasdaq: FGI) (“FGI” or the “Company”), a leading global supplier of kitchen and bath products, today announced results for the first quarter 2026.
FIRST QUARTER 2026 HIGHLIGHTS
(As compared to the first quarter of 2025)
▪Total revenue of $30.5 million, -8.2% y/y
▪Gross profit of $8.2 million, -8.3% y/y
▪Gross margin of 26.8%, 0 bps y/y
▪Operating loss of $0.7 million and net loss attributable to shareholders of $1.0 million
▪Adjusted operating loss of $0.7 million1
▪Adjusted net loss of $0.7 million
MANAGEMENT COMMENTARY
Dave Bruce, CEO of FGI, stated, “FGI reported total revenue of $30.5 million in the quarter, representing a year-over-year decrease of 8.2%. Gross profit was $8.2 million, a decrease of 8.3% compared to the prior year. The gross margin was 26.8%, no change compared to the first quarter of 2025. The industry outlook remains uncertain due to tariffs but FGI’s strategic investments in our Brands, Products and Channels strategy continues. FGI and our customers continue to evaluate a China+1 strategy to diversify and broaden our geographic sourcing. Revenue declined 5.9% and 25.5% in the U.S. and Canada markets, and increased 15.4% in the Europe market. Sanitaryware revenue decreased 20.0% year-over-year due to softer US homebuilder-related business from certain customers, uneven ordering patterns and lower retail sales in Canada. Bath furniture, shower systems and other increased 10.9%, 14.0% and 2.5%, respectively, compared to the prior year period reflecting positive momentum and new business wins. Covered Bridge further expanded its geographies and increased its dealer count. Isla Porter, our digital custom kitchen joint venture, continues to establish relationships with the premium design community with on-trend products. In India, we added more dealers as we expand our presence there.” Bruce continued, “We are excited about our new product introductions and continue to invest in our brands and our future growth initiatives in our core businesses."
Jae Chung, Chief Financial Officer of FGI, commented, “Total revenue decreased 8.2% year-over-year in the fourth quarter. FGI continues to invest in long-term growth through our BPC strategy and exercise discipline in overall operating expenses, which decreased 13.1% year-over-year to $8.9 million due primarily to lower selling and distribution, tradeshow and warehouse costs. FGI ended the first quarter with total available liquidity of $7.9 million. We believe the best use of our capital is for internal investment in order to attract new customers, expand existing relationships, develop new products and manufacturing capabilities and expand into new jurisdictions, and this will remain our priority in the near term.”
FIRST QUARTER 2026 RESULTS
Revenue totaled $30.5 million during the first quarter of 2026, a decrease of 8.2% compared to the prior-year period despite the on-going and fluid tariff environment.
•Sanitaryware revenue was $16.1 million during the first quarter of 2026, a decrease from $20.2 million in the prior-year period.
1Adjusted operating loss and adjusted net loss are non-GAAP financial measures. Please refer to the paragraph titled “Non-GAAP Measures” for the definitions of non-GAAP financial measures and reconciliations to GAAP measures included in this press release.

•Bath Furniture revenue was $4.5 million during the first quarter of 2026, an increase from revenue of $4.1 million in the prior-year period.
•Shower Systems revenue was $6.5 million during the first quarter of 2026, an increase from $5.7 million last year.
•Other revenue, primarily from Kitchen Cabinets, was $3.3 million during the first quarter, remaining stable compared to revenue of $3.3 million in the prior year.
Gross profit was $8.2 million during the first quarter of 2026, a decrease of 8.3% compared to the prior-year period. Gross profit margin remained steady at 26.8% during the first quarter of 2026, unchanged from the prior-year period.
Operating loss was $0.7 million during the first quarter of 2026, improving from an operating loss of $1.3 million in the prior-year period. Adjusted operating loss was $0.7 million during the first quarter compared to $1.3 million in the prior-year-period. The improvement in operating loss and adjusted operating loss from the prior year was primarily a result of a decrease in selling and distribution cost as well as lower R&D costs. Operating margin and adjusted operating margin were (2.3%) and (2.3%) during the first quarter, respectively, up from (3.9%) and (3.8%) in the same period last year.
The Company reported GAAP net loss attributable to shareholders of $1.0 million, or net loss of $0.50 per diluted share during the first quarter of 2026, versus net loss of $0.6 million, or $0.33 per diluted share, in the same period last year. Net loss for the first quarter of 2026 and 2025 included valuation allowance on deferred tax assets, business expansion expense and non-recurring IPO-related compensation. Excluding these items, adjusted net loss for the first quarter of 2026 was $0.7 million, or $0.39 per diluted share, versus adjusted net loss of $1.1 million, or $0.56 per diluted share, for the same prior-year-period. All share and per-share data gives retroactive effect to the reverse share split of the preference shares and ordinary shares at a ratio of 1-for-5 that became effective July 31, 2025.
FGI holds earnings calls only for the second and fourth quarters, but releases results of operations via press releases and SEC filings on a quarterly basis. Inquiries may continue to be submitted to investorrelations@fgi-industries.com or by phone at 973-515-7190.
FINANCIAL RESOURCES AND LIQUIDITY
As of March 31, 2026, the Company had $2.7 million of cash, $13.1 million of total debt and $5.3 million of availability under its credit facilities net of letters of credit. Total liquidity was $7.9 million at March 31, 2026.
FINANCIAL GUIDANCE
The Company reaffirms its fiscal 2026 guidance as follows:
•Total net revenue of $134-141 million
•Total adjusted operating income of $0.7-2.5 million
•Total adjusted net income of $(0.3)-1.1 million
Note that total adjusted operating income excludes certain non-recurring items and total adjusted net income excludes certain non-recurring extraordinary items and includes an adjustment for minority interest.
ABOUT FGI INDUSTRIES
FGI Industries Ltd. (Nasdaq: FGI) is a leading global supplier of kitchen and bath products. For over 30 years, we have built an industry-wide reputation for product innovation, quality, and excellent customer service. We are currently focused on the following product categories: sanitaryware (primarily toilets, sinks, pedestals, and toilet seats), bath furniture (vanities, mirrors and cabinets), shower systems, customer kitchen cabinetry and other accessory items. These products are sold primarily for repair and remodel activity and, to a lesser extent, new home or commercial construction. We sell our products through numerous partners, including mass retail centers, wholesale and commercial distributors, online retailers and specialty stores.
Non-GAAP Measures
In addition to the measures presented in our consolidated financial statements, we use the following non-GAAP measures to evaluate our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions. Our non-GAAP measures are: Adjusted Operating Income, Adjusted Operating Margins and Adjusted Net Income. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). They are supplemental financial measures of our performance only, and should not be considered substitutes for net income, income from operations or any other measure derived in accordance with GAAP and may not be comparable to similarly titled measures reported by other entities. We define Adjusted Operating Income as GAAP income from operations excluding the impact of certain non-recurring income and expenses, including non-recurring compensation expenses related to our initial public offering ("IPO"), as well as income taxes at historical average effective rate and net income attributable to non-controlling shareholders. We define Adjusted Net Income as GAAP income before income taxes excluding the impact of certain non-recurring income and expenses, such as non-recurring compensation expenses related to our IPO, as well as income taxes at historical average effective rate and net income attributable to non-controlling shareholders. We define Adjusted Operating Margins as Adjusted Operating Income divided by revenue.
We use these non-GAAP measures, along with GAAP measures, to evaluate our business, measure our financial performance and profitability and our ability to manage expenses, after adjusting for certain one-time expenses, identify trends affecting our business and assist us in making strategic decisions. We believe these non-GAAP measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance over time on a consistent basis. With respect to the Company’s expectations of its future performance, the Company’s reconciliations of guidance for full year 2026 Adjusted Operating Income and 2026 Adjusted Net Income are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort.
FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan”, “see” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements regarding FGI’s guidance, the Company’s growth strategies, outlook and potential acquisition activity, the tariff environment, the macroeconomic instability and its associated impact on the national and global economy and the residential repair and remodel market, the company’s planned product launches and new customer partnerships and the effect of supply chain disruptions and freight costs. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to FGI’s periodic filings with the Securities & Exchange Commission including those described as “Risk Factors” in FGI’s annual report on Form 10-K for the year ended December 31, 2025, and in subsequent reports we file from time to time thereafter. FGI does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
INVESTOR CONTACT
Jae Chung, Chief Financial Officer
973-515-7190
investorrelations@fgi-industries.com

FGI INDUSTRIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of March 31, 2026	As of December 31, 2025
	USD	USD
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$2,659,190	$1,899,801
Accounts receivable, net	13,641,870	13,847,762
Inventories, net	14,228,751	15,292,742
Prepayments and other current assets	3,747,712	3,228,259
Prepayments and other receivables – related parties	16,658,889	17,274,859
Total current assets	50,936,412	51,543,423

NONCURRENT ASSETS
Property and equipment, net	3,751,022	3,853,864
Intangible assets, net	1,676,748	1,733,616
Operating lease right-of-use assets, net	10,569,629	11,031,892
Deferred tax assets, net	211,760	211,581
Other noncurrent assets	1,005,031	1,163,205
Total noncurrent assets	17,214,190	17,994,158
Total assets	$68,150,602	$69,537,581

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term loans	$13,143,690	$11,868,828
Accounts payable	23,873,453	24,687,900
Accounts payable – related parties	40,144	49,855
Operating lease liabilities – current	1,725,768	1,700,936
Accrued expenses and other current liabilities	5,473,531	5,607,405
Total current liabilities	44,256,586	43,914,924

NONCURRENT LIABILITIES
Operating lease liabilities – noncurrent	9,579,585	10,012,616
Total liabilities	53,836,171	53,927,540

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preference Shares ($0.0001 par value, 2,000,000 shares authorized, no shares issued and outstanding as of March 31, 2026 and December 31, 2025)	—	—
Ordinary shares ($0.0005 par value, 40,000,000 shares authorized, 1,927,326 and 1,920,140 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	964	960
Additional paid-in capital	21,495,828	21,612,226
Accumulated deficit	(3,896,496)	(2,927,091)
Accumulated other comprehensive loss	(1,438,997)	(1,402,946)
FGI Industries Ltd. shareholders’ equity	16,161,299	17,283,149
Non-controlling interests	(1,846,868)	(1,673,108)
Total shareholders’ equity	14,314,431	15,610,041
Total liabilities and shareholders’ equity	$68,150,602	$69,537,581

FGI INDUSTRIES LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended March 31,
	2026	2025
	USD	USD
Revenue	$30,501,460	$33,212,548

Cost of revenue	22,340,769	24,312,290

Gross profit	8,160,691	8,900,258

Operating expenses
Selling and distribution	6,215,257	7,163,178
General and administrative	2,354,233	2,701,213
Research and development	282,610	316,726
Total operating expenses	8,852,100	10,181,117

Loss from operations	(691,409)	(1,280,859)

Other income (expenses)
Interest income	875	441
Interest expense	(354,902)	(302,760)
Other (expenses) income, net	(73,051)	28,091
Total other expenses, net	(427,078)	(274,228)

Loss before income taxes	(1,118,487)	(1,555,087)

Provision for (benefit of) income taxes
Current	24,857	19,168
Deferred	(179)	(758,698)
Total provision for (benefit of) income taxes	24,678	(739,530)

Net loss	(1,143,165)	(815,557)
Less: net loss attributable to non-controlling shareholders	(173,760)	(186,465)
Net loss attributable to FGI Industries Ltd. shareholders	(969,405)	(629,092)

Other comprehensive (loss) income
Foreign currency translation adjustment	(36,051)	86,432

Comprehensive loss	(1,179,216)	(729,125)
Less: comprehensive loss attributable to non-controlling shareholders	(173,760)	(186,465)
Comprehensive loss attributable to FGI Industries Ltd. shareholders	$(1,005,456)	$(542,660)

Weighted average number of ordinary shares(1)
Basic	1,920,619	1,915,797
Diluted	1,920,619	1,915,797

Loss per share
Basic	$(0.50)	$(0.33)
Diluted	$(0.50)	$(0.33)
(1) Giving retroactive effect to the Reverse Share Split of the Preference Shares and Ordinary Shares at a ratio of 1-for-5 that became effective July 31, 2025.

FGI INDUSTRIES LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2026	2025
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,143,165)	$(815,557)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	177,128	147,287
Amortization	531,383	563,117
Share-based compensation	(116,394)	76,306
Provision for credit losses	10,296	1,899
Provision for defective return	348,130	123,538
Foreign exchange transaction loss (gain)	79,421	(13,781)
Deferred income tax benefit	(179)	(758,698)
Changes in operating assets and liabilities
Accounts receivable	(152,533)	823,212
Inventories	1,063,992	1,407,282
Prepayments and other current assets	(540,588)	(293,655)
Prepayments and other receivables – related parties	615,969	973,131
Other noncurrent assets	158,174	174,685
Income taxes	21,134	17,786
Accounts payable	(814,447)	(2,421,083)
Accounts payable – related parties	(9,711)	(634,383)
Operating lease liabilities	(420,451)	(417,283)
Accrued expenses and other current liabilities	(133,872)	(605,489)
Net cash used in operating activities	(325,713)	(1,651,686)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(79,726)	(349,875)
Purchase of intangible assets	—	(100,280)
Net cash used in investing activities	(79,726)	(450,155)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from credit facilities	27,968,836	16,845,184
Repayments of credit facilities	(26,693,975)	(18,175,996)
Net cash provided by (used in) financing activities	1,274,861	(1,330,812)

EFFECT OF EXCHANGE RATE FLUCTUATION ON CASH	(110,033)	100,858

NET CHANGES IN CASH	759,389	(3,331,795)
CASH, BEGINNING OF PERIOD	1,899,801	4,558,160
CASH, END OF PERIOD	$2,659,190	$1,226,365

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for interest	$(354,928)	$(302,819)
Cash paid during the period for income taxes	$(4,769)	$(850)

NON-CASH INVESTING AND FINANCING ACTIVITIES
Lease liability arising from obtaining a right-of-use asset	$12,251	$296,012
Derecognition of right-of-use asset and lease liability upon early termination	$—	$(1,251,111)

Non-GAAP Measures
The following table reconciles GAAP income from operations to Adjusted Operating Income (Loss) and Adjusted Operating Margins, as well as GAAP net income to Adjusted Net Income for the periods presented.

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2026	2025	2026	2025
	USD	USD	USD	USD
Loss from operations	$(691,409)	$(1,280,859)	$(1,812,606)	$(3,059,516)
Adjustments:
Non-recurring IPO-related share-based compensation	—	19,906	—	199,063
Business expansion expense	—	—	—	185,310
Adjusted Operating Loss	$(691,409)	$(1,260,953)	$(1,812,606)	$(2,675,143)
Revenue	$30,501,460	$33,212,548	$127,817,564	$134,277,102
Adjusted Operating Margins (%)	(2.3)	(3.8)	(1.4)	(2.0)

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2026	2025	2026	2025
	USD	USD	USD	USD
Loss before income taxes	$(1,118,487)	$(1,555,087)	$(3,902,414)	$(3,321,615)
Adjustments:
Non-recurring IPO-related share-based compensation	—	19,906	—	199,063
Business expansion expense	—	—	—	185,310
Adjusted loss before income taxes	(1,118,487)	(1,535,181)	(3,902,414)	(2,937,242)
Less: income taxes at 18% rate	(201,328)	(276,333)	(702,435)	(528,704)
Less: net loss attributable to non-controlling shareholders	(173,760)	(186,465)	(973,175)	(593,983)
Adjusted Net Loss	$(743,399)	$(1,072,383)	$(2,226,804)	$(1,814,555)